UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2009

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Registrant announces that effective June 3, 2009, Gary Dodd was been appointed to the Board of Directors. Mr. Dodd fills one of  two recent vacancies on the Board.

Mr. Dodd is founder and Chief Executive Officer of ZAP Motor Manufacturing, Inc. of Franklin, Kentucky. (ZMMK). Earlier this year ZMMK applied to the U.S. Department of Energy (DOE) for a $200 million Advanced Technology Vehicles Manufacturing Loan to build electric vehicles at its Franklin plant. DOE will be allocating $25 Billion in such loans to qualified carmakers and suppliers who can build advanced technology vehicles in the U.S.

Mr. Dodd's career began with the construction division of Ashland Oil, Inc.  Later he was appointed executive assistant to senior corporate management and eventually became a corporate vice president and served as chairman of the senior management committee. He was involved in Ashland Oil's corporate acquisition program and headed a task force to redefine the company's business strategy, as well as coordinate the consolidation of several of the company's subsidiaries.  Gary served as a member of the corporation's Middle East project team where he participated actively in dealings with Saudi Arabia and the United Arab Emirates.

In 1986, Mr. Dodd entered the automotive industry, becoming one of the first general managers for Toyota Motor Corporation's first plant in the United States.  Gary also served as chairman of the management committee and participated actively in the plant's TPS (Toyota Production System) programs.  He chaired the committee that developed the Toyota Supplier Support Center, and in 1993, he was appointed General Manager of National Manufacturing Relations for all of the company's United States manufacturing, design, testing, and component parts production interests.

With the support of Toyota, Mr. Dodd started his own company and supplied Toyota, Honda, Nissan, BMW, Mercedes, Hyundai, Ford and General Motors with JIT, sequenced component parts from eleven plant locations, which he built in locations close to his customers.

Mr. Dodd has volunteered and served on boards and commissions extensively, including the Governor's Commission on Quality and Efficiency, the State Job Training Council, the Kentucky Education Reform Commission, the Commission on School Performance Standards, the Board of Directors of John Marshall Medical School, the Kentucky Institute for Education Research, the Kentucky Chamber of Commerce, Leadership Kentucky, and the Estep Home for Boys. Gary was the Junior Chamber of Commerce Outstanding Young Man of The Year during the early part of his career.

Mr. Dodd  graduated from Marshall University with a Bachelor of Science degree.  He attended the Syracuse University Graduate School and the Executive Development Program of Ohio State University.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Dated: June 9, 2009	By:	/s/ Steven M. Schneider
Chief Executive Officer